EXHIBIT 10.3

We previously entered into an employment letter effective August 8, 2002 (as supplemented by a Letter of Understanding dated December 22, 2003) with Corey Lindley, our Executive Vice President and President of our Greater China operating region regarding his service as an ex-patriot employee in Mainland China through June 2005. On March 25, 2005, Mr. Lindley agreed to extend his service under such arrangement through June 2006. We also mutually agreed to consider an earlier repatriation date if the company’s or Mr. Lindley’s circumstances change before that date.